Exhibit 99.1
Lighting Science Group Corporation Announces Resignation of Chief Financial Officer and
Appointment of Vice President — Finance
Dallas, TX — February 12, 2008 — Lighting Science Group Corporation (the “Company”) (OTCBB: LSCG), a leading developer and integrator of white light solutions using LED technology, today announced that the Company’s Chief Financial Officer, Dean Seniff, left the Company on February 7, 2008. The Company also announced, Steve Hamilton, Vice President, Finance will assume the duties of the Chief Financial Officer. Mr. Hamilton is currently the Company’s Corporate Controller and was the Chief Financial Officer of the Company from November 2005 through October 5, 2007.
About Lighting Science Group Corporation
Lighting Science Group Corporation (www.lsgc.com) designs and sells highly energy efficient and environmentally friendly lighting solutions based on its proprietary Optimized Digital Lighting® (ODL®) technology in consumer and professional applications. The Company’s patented and patent-pending designs in power management, thermal management, manufacturing processes and other areas reduce lighting systems’ energy consumption while delivering immediate cost savings and environmental benefits to the end-user.
Certain statements in the press release constitute “forward-looking statements” relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. “Lighting Science,” “Optimized Digital Lighting,” “ODL” and the ODL light beam logo are registered in the U.S. Patent and Trademark Office. The phrase “Changing the Way the World Sees Light” and the LSG concentric ovals logo are trademarks of Lighting Science Group Corporation. Readers should carefully review the risk factors described above and in other documents filed by the Company with the SEC. Readers are specifically directed to the discussion under “Risk Factors” in the Company’s Registration Statements on Form S-1.

Media Contact:	Investor Relations Contact:
Lewis Goldberg KCSA Worldwide 212.896.1216 lgoldberg@kcsa.com	Steve Hamilton Lighting Science Group 214.382.3650 shamilton@lsgc.com